Exhibit 99.1

Cody Slach: Good morning or good afternoon, depending upon where you’re joining us today. For our next presenting company, we have Greenrose Acquisition Corp, and presenting from the company, we have Paul Otto Wimer, president. Paul, I’ll kick it over to you.

Paul Otto Wimer: Great. Thank you. Dan, if you want to start off, I’d appreciate it.

Daniel Harley: Sure.

Paul: Just advance to the next page?

Daniel: Yes, okay. Do you want me to just go to the first slide?

Paul: If you just go to the disclaimer first, just want to remind everyone that this is a presentation that has been shared with the SEC, that describes forward-looking statements and that this is not a solicitation for investment, but to inform the audience on the plan of Greenrose Acquisition Corp. Today, I’d like to cover a number of different things in the presentation today, a summary of the overall business combined company overview, then get into the meat of the financial overview and valuation.

There’s additional materials, which can be viewed either in this presentation or if you go online with the SEC or to our website to look at the market overview and target company detail. Also, information can be found on our website and at the SEC regarding our proxy filings. In terms of the summary of the business- next slide.

Daniel: Oops. Sorry, this good, Paul?

Paul: Yes. Next slide. The overview slide, please.

Daniel: That’s what I have up, can you see it?

Paul: Oh, keep going. I just see table of contents right now.

Daniel: Oh, really? Because I have “Overview of the Business Combinations” up.

Paul: There you go, right there. In short, Greenrose Acquisition Corp has aligned four target companies that will be in total our business combination with the first two, Theraplant and True Harvest, being the first two that will constitute our business combination with The Health Center and Shango to follow. I want to direct you near the top of the page where we describe the revenue and profitability projections for the business, and I’d like to focus on 2022 projected revenue and projected EBITDA in a range of $260 million to $295 million for revenue, and $110 to $135 million in adjusted EBITDA.

The four businesses will provide to us over 120,000 pounds of annual cannabis flower, will give us positions in 7 states with over 300,000 square feet of cultivation, 9 dispensaries, 9 cultivation facilities, and 6 processing facilities. It’s important to note that the first two companies that will come through on our business combination, Theraplant and True Harvest, are cultivation businesses with some manufacturing operations. With Theraplant being Connecticut-based, they’re one of four cultivators, and True Harvest being a cultivator in Arizona that competes in a high-end flower marketplace, so they are purely indoor.

With Shango focused on four states, their headquarters in Nevada, with operations also in Oregon, Michigan, and California. The management team at Shango are responsible for managing the True Harvest grow operations, and THC is a standalone business in Colorado, vertically integrated with three dispensaries and significant cultivation. Next slide please, Dan.

Daniel: Okay.

[pause 00:04:35]

Paul: Our strategy is one that focuses on growth. At the top, we’re looking at top-shelf market alignment. We’ve targeted acquisitions who are considered as players in the high quality or top-quality product at retail, selling very reputable products in their respective markets at premium prices. We believe cultivation is absolutely essential to any cannabis business, because it provides you the starting materials which you can then flow through your value chain. With flower constituting 50% or approximately 50% of sales of virtually every marketplace, it’s important to start with a focus on that category.

As we use that as our bellwether, we’ve looked at emerging markets, developing markets, and medical markets. In emerging markets, looking at Arizona, Michigan, Nevada, and Connecticut, we’ll be expanding cultivation to support new retail outlets, tapping into rising wholesale prices and market demand, in particular in Connecticut and Arizona, where Arizona has recently tipped from medical to rec, and Connecticut has just recently voted in recreational legislation, which will make those significant opportunities for us as we move into the future.

We’re also looking at developing and mature rec markets—California, Colorado, and Oregon—where the players that were acquiring are known competitors and have been able and capable of being able to defend their positions in their marketplaces. Each of those markets highly competitive, lots of retail, lots of cultivation. To be able to differentiate and build a profitable business, you have to be able to communicate clearly to consumers how you’re different, and to be able to compete with the folks down the street.

These are states where we’ve targeted folks that have demonstrated profitable growth, and we see in the future the ability to consolidate and bring vertical integration to manage margins through the value chain. And then in medical markets, as we talked about, Connecticut is a market that just recently voted in recreational, which will start taking effect in the beginning of 2022. Our position as one of four cultivators, particularly with the way the legislation was written, will give us a significant opportunity to deliver both- continue delivering to the medical market, as well as the newly legal rec market. Next slide.

Our management team at the corporate level represents a variety of skill sets from managing financial markets, as well as managing integration of assets and operating at a public level, which will be critically important as we become an operating business. Our goal is to stay on and to continue to help to operate the business, bringing our skillset from a variety of different careers to bear on the cannabis marketplace. The management team and leadership, if you go to the next slide, Dan, that we’re bringing in through our acquisitions with Dan Emmans, who runs the Connecticut Theraplant operation, to Brandon Rexroad, who runs Shango, to Chris Schonbachler, who runs THC in Colorado.

All three are executives with significant long-term experience in the cannabis industry, building businesses both in the states they’re in, as well as elsewhere. We will be leveraging their knowledge, their networks, and their capabilities to manage the businesses on a day-to-day basis. Leveraging our corporate overhead to assist in all things financial markets, as well as helping in alignment on strategy on where to go, where acquisitions will take us next. Next slide. [silence]

The business, as we focus on the four acquisitions, as I mentioned, there will be two that will constitute our business combination for our De-SPACing transaction. They are Theraplant and True Harvest, with Shango and The Health Center to close later, based on license transfer processes that are governed at the state and municipal level. Next slide. [silence] To support our acquisitions, we will be tapping into the cash and trusts, as well as senior secured notes provided by SunStream Bancorp, a Canadian institution and fund, as well as convertible notes and PIPE equity.

Where I’d like to direct is looking at the cumulative purchase consideration, which is a mix of cash and stock and debt, with some earnouts involved that reward our target acquisitions for continued performance, and delivering exceptional performance out into the future. If I look at our comparison, in terms of purchase price versus revenue and purchase price versus EBITDA, if you look at our 2022 projections, our purchase price is roughly 1.1x revenue, and only about 2.4x projected EBITDA, which puts us as a significant opportunity for those that are looking at value. These are businesses that are profitable from the outset.

They’re not requiring our additional cash to bring them to profitability and will set us in good stead versus the rest of the public cannabis company marketplace as a profitable and growing MSO. Can you go to the next slide, Dan? In summary, we’ve picked proven success operators in grow-centric, vertically integrated businesses. Experience in both limited license markets and rec markets.

Importantly, cash flow positive and free cash flow positive, which are critical in this industry to be able to support ongoing growth with cash flowing businesses, comprehensive management team in place that includes both our team at the corporate level, as well as the teams from the targets that we were acquiring, who will help collectively to grow this business into it an ongoing national presence. If you go to slide 13, Dan. This gives a little bit of detail to the businesses. Theraplant, one of four cultivators in Connecticut, they are the largest player today. All businesses are in some stage of expansion.

Two players have just recently in the past year either leased new space for expansion, purchased space for expansion, but are still in process, versus Theraplant that is almost complete with its expansion work, at least its next phase of expansion, which will allow them to supply significant product into the Connecticut marketplace, both for as medical continues to expand and the new rec market. True Harvest, one of the largest indoor cultivators in Arizona, is in a process of doubling its productive capacity, which will allow True Harvest and Greenrose to capitalize on the expanding rec market in Arizona.

The facility also has room for continued expansion to allow for a significant continued expansion and a roadmap over the next couple of years. Shango, as I mentioned, operates in a number of states, Nevada being their largest, which is in the process of doing its own expansion of its cultivation; with long-term operations in Oregon, with room for expansion; new operations in California, where they have a dispensary and a distribution location; and Michigan, where they’ve got three dispensaries and a cultivation facility that’s in process of being built out.

Lastly, The Health Center I mentioned earlier, focused on Colorado, large indoor cultivation facilities with three dispensaries in the Metro Denver Marketplace. Next slide, Dan. Our immediate pipeline is those four companies we’ve described. Our post-business combination pipeline includes going deeper in the markets we’re already in, as well as looking selectively at new states where we can buy efficiently and deploy our capital in ways that allow us to buy profitable businesses without having to fund loss-making business. Next slide. [silence]

The next two slides, if you’re flipping through, give you an indication to the brands that our businesses support. Whether they’re Theraplant, Shango or The Health Center, we believe brands will be important in the future, both at our product level and at our marquee outside the dispensary. Having those complementing our own flower will be helpful, particularly as we continue to sell wholesale to other dispensaries that will help to expand our brand names, but also thinking about taking those brands on a data-driven basis to new states, and experimenting with the Shango brand on the East Coast, for instance, to leverage the brand portfolio that we start with.

If you think about the way our strategy has been working, looking at slide 18, we have a Southwest and West footprint driven by our Shango operations, which will give us access in Oregon, Nevada, California, and Arizona, because the products being sold by True Harvest are Shango-branded products. Our ability to expand that footprint, whether it’s in New Mexico, Utah, Colorado, and then on the East Coast using Theraplant as a cornerstone to a Northeast strategy, which allows us either to provide federal legalization and a very large indoor cultivation footprint to be able to supply the region, or to leverage acquisitions into other states in the region.

You go to the next- if you go to slide 21, Dan. The pro forma for the combined De-SPAC financial summary for Theraplant and True Harvest would suggest the business that just with those two assets will be generating between $140 and $160 million in revenue in 2022, with projected EBITDA of $85 to $100 million. So it’s a very significant and profitable business, generating a lot of cash to support the overall business. If you look at slide 22, with all four businesses under our umbrella, 2022 would have projected revenues of $260 to $295 million, with EBITDA between $110 and $135 million.

So, putting us nipping at the heels of the top 10 public MSOs, but certainly from a profitability standpoint, with the assets under management, it gives us an edge. The last thing I’d like to direct you to are slide 27, which is our comparable EBITDA multiples. As I mentioned earlier we’re at 1.1x revenue multiple on projected 2022 numbers, our De-SPAC. Then post De-SPAC, multiples for EBITDA are 2.9x to 3.9x versus a mean of 10x, in 2022. We’re trading significantly at the moment below the rest of the competitors, and believe that as a public operating company with free cash flow and positive EBITDA, that will be generating- that will be making up the difference there.

Lastly, I’d like to say Greenrose Acquisition Corp has four outstanding assets that we have that will be bringing into the umbrella, with the first at De-SPAC being Theraplant and True Harvest, who are significant players in the two markets they operate in. We believe that there’s a tremendous opportunity for folks who want to invest in companies with great profitability and great profitability profile, that we believe we’ll be offering that in the marketplace in 2022 and with the close of the deal in 2021. Thank you for your attention today.

Cody: Thanks, Otto. I appreciate that. We have gone through the 25-minute allotted time. I do want to be respectful of everybody’s calendars and meetings they’ve got to get to, so if there’s any questions that you have that we weren’t able to answer, please contact Gateway, and we’d be happy to connect you with the team. Thanks, Otto. We appreciate everybody being a part of our event.

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